As filed with the Securities and Exchange Commission on November 30, 2012

Registration No. 333-181420

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 7

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLUE EARTH INC.

(Exact Name of Registrant as specified in its charter)

Nevada	8700	98-0531496
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

Telephone: 702-263-1808

Telecopier: 702-263-1823

 (Address and telephone number of principal executive offices)

Dr. Johnny R. Thomas, CEO

Blue Earth, Inc.

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

Telephone: 702-263-1808

Telecopier: 702-263-1823

 (Name, address and telephone number of agent for service)

Copy to:

Elliot H. Lutzker, Esq.

Davidoff Hutcher & Citron, LLP

605 Third Avenue

New York, New York 10158

Telephone: (212) 557-7200

Telecopier: (212) 286-1884

Approximate Date of Proposed Sale to the Public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

i

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the selling stockholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$ 6,224.27
FINRA Registration Fee	$ 32,094.56
Legal fees and expenses	$ 50,000.00
Accounting fees and expenses	$ 10,000.00
Miscellaneous	$ 1,681.17
TOTAL	$ 100,000.00

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Nevada Revised Statutes provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

The Nevada Revised Statutes Section 78.7502 provides that:

1.) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3). To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The Nevada Revised Statutes Section 78.751 provides that:

1). Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to Section 78.751 subsection 2; may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2).  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3).  The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and, (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Corporate By-Laws at Article XI, provide that the Corporation has accepted a provision indemnifying to the full extent permitted by the law, thereby eliminating or limiting the personal liability of directors, officers, employees or corporate agents for damages for breach of fiduciary duty as a director or officer, but such provision must not eliminate or limit the liability of a director or officer for (a) Acts or omissions involving intentional misconduct, fraud, or knowing violation of law; or (b) the payments of distributions in violation of Nevada Revised Statute 78.300.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FORGOING PROVISIONS OR OTHERWISE, WE HAVE BEEN ADVISED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

Sales by Genesis Fluid Solutions, Ltd.

Pursuant to an Agreement and Plan of Merger and Plan of Reorganization (the “2009 Merger”), each share of Genesis Fluid Solution, Ltd.’s common stock was exchanged for the right to receive 10 shares of common stock of Genesis Fluid Solutions Holdings, Inc. All Genesis Fluid Solutions’ share and per-share information contained below retroactively reflects the effect of the 10:1 exchange.

From May 2009 through October 13, 2009, Genesis Fluid Solutions sold an aggregate of $675,000 principal amount of 10% secured promissory notes (“Bridge Notes”) in a private placement transaction. The purchasers of Bridge Notes paid an aggregate gross purchase price of $675,000 for the Bridge Notes. The Bridge Notes were due and payable upon the earlier of November 3, 2009 and the date that Genesis Fluid Solutions, or an affiliate such as the Company, consummates an offering or offerings raising gross proceeds of at least $2.5 million (a “Subsequent Financing”).  The October 30, 2009 Private Placement described below (the “Private Placement”) resulted in the Bridge Notes becoming due. The Bridge Notes also provide that, upon the consummation of a Subsequent Financing, the holders shall have the right to exchange the Bridge Notes for an amount of securities that could be purchased in the Subsequent Financing for a purchase price equal to the outstanding principal, and accrued interest on the Bridge Notes. This transaction was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

In addition, according to the terms of the Bridge Notes, in the event Genesis Fluid Solutions enters into a reverse merger transaction that has a capital raising transaction in connection therewith (the “Reverse Merger Financing”): (i) the holders of $275,000 of Bridge Notes will have the option and (ii) the holders of $400,000 of Bridge Notes will have the obligation, to exchange the Bridge Notes for an amount of securities that could be purchased in the Reverse Merger Financing for a purchase price equal to the outstanding principal and accrued interest on the Bridge Notes. The Private Placement constituted a Reverse Merger Financing and, therefore, each holder of Bridge Notes was entitled or obligated, as the case may be, to exchange the outstanding principal and interest amount of its Bridge Notes for units sold in the Private Placement.  The holders of all of the Bridge Notes elected to exchange the Bridge Notes for units in the Private Placement, and the Company issued an aggregate of 675,000 shares of common stock and warrants to purchase an aggregate of 337,500 shares of common stock (plus additional shares in respect of any accrued but unpaid interest on the Bridge Notes) to the holders of the Bridge Notes.

On May 11, 2009, Genesis Fluid Solutions sold an aggregate of 2,584,000 shares of its common stock to eight parties who provided services to it, for an aggregate purchase price of $25.80. The shares were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering.

Sales by Genesis Fluid Solutions Holdings, Inc.

On October 30, 2009, we accepted subscriptions for a total of 142.6 units in the Private Placement, consisting of an aggregate of 3,707,500 shares of the our common stock and warrants to purchase an aggregate of 1,782,500 shares of common stock at an exercise price of $2.00 per share, for a per unit purchase price of $25,000. We received net proceeds from this closing of the Private Placement of $2,946,000, which does not include the $475,000 of Bridge Notes that were converted in the Private Placement. The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

WFG Investments, Inc. and Colorado Financial Service Corporation acted as our Placement Agents and received (i) cash fees of $56,000 and $52,000, respectively, equal to 8% of the gross proceeds of the Private Placement from units sold through these Placement Agents, and (ii) two-year warrants to purchase an aggregate of 14,000 and 13,000 shares of common stock, respectively, equal to 2% of the number of shares of common stock included in the units sold through these Placement Agents, for an exercise price of $1.25 per share. GarWood Securities LLC received two-year warrants to purchase an aggregate of 50,000 shares of common stock for an exercise price of $1.25 per share.

On November 19, 2009, we accepted subscriptions for a total of 22.9 units in the Private Placement, consisting of an aggregate of 372,500 shares of the our common stock and warrants to purchase an aggregate of 186,250 shares of common stock at an exercise price of $2.00 per share, for a per unit purchase price of $25,000. We received net proceeds from this closing of the Private Placement of $364,500, which does not include the $200,000 of Bridge Notes that were converted in the Private Placement. The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Legend Merchant Group acted as our Placement Agent and received (i) a cash fee of $8,000, equal to 8% of the gross proceeds of the Private Placement from units sold through the Placement Agent, and (ii) two-year warrants to purchase an aggregate of 2,000 shares of common stock, equal to 2% of the number of shares of common stock included in the units sold through the Placement Agent, for an exercise price of $1.25 per share.

On December 29, 2009, we accepted subscriptions for a total of 107.5 units in the Private Placement, consisting of an aggregate of 2,687,500 shares of the our common stock and warrants to purchase an aggregate of 1,343,750 shares of common stock at an exercise price of $2.00 per share, for a per unit purchase price of $25,000. We received net proceeds from the final closing of the Private Placement of $2,573,500. The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Colorado Financial Service Corporation, Legend Merchant Group, and Jesup & Lamont Securities Corp. acted as our Placement Agents and received (i) cash fees of $80,000, $24,000 and $10,000, respectively, equal to 8% of the gross proceeds of the Private Placement from units sold through these Placement Agents, and (ii) two-year warrants to purchase an aggregate of 20,000, 6000 and 2,500 shares of common stock, respectively, equal to 2% of the number of shares of common stock included in the units sold through these Placement Agents, for an exercise price of $1.25 per share.

On March 19, 2010, we issued 83,000 shares of our common stock to an individual who had provided certain consulting services to the Company.  No commissions were paid and no underwriter or placement agent was involved in this transaction.  The shares were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering.

Sales by Blue Earth, Inc.

On September 1, 2010, we issued warrants to each of Johnny R. Thomas and John C. Francis, CEO and Vice-President, upon their becoming employed by the Company, to each purchase one million shares of Common Stock at $1.00 per share vesting over a three-year period.  On October 6, 2010, we issued 10,000 options at $1.00 per share to Keith Spondike, a former consultant, for services he provided to the Company.  All of the foregoing shares were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering.  No commissions were paid and no underwriter or placement agent was involved in these transactions.

Pursuant to the Registrant’s acquisition of Castrovilla on December 31, 2010, the Company issued 267,857 shares of Common Stock to Humitech of Northern California LLC under an Asset Purchase Agreement and 505,953 shares of Common Stock to John Pink and 505,952 shares of Common Stock to Adam Sweeney under the agreement and Plan of Merger (collectively, the “Castrovilla Acquisition”).

All of the above-described 1,279,762 shares of the Company’s Common Stock were valued at $1.68 per share or an aggregate of $2,150,000.  No discounts or commissions were paid and no underwriters or placement agents were involved in the Castrovilla acquisition.  In addition, an aggregate of 13,332 incentive stock options were issued to John Pink and additional 84,459 options were granted post-closing to the non-officer employees of Castrovilla, Inc. under the Company’s 2009 Equity Incentive Plan.

All of the 1,279,762 Company Shares described above were exempt from registration pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, as not involving any public offering and Rule 506 of Registration D promulgated thereunder.  No commissions were paid and no underwriter or placement agent was involved in these transactions.  The Stockholders represented and warranted in the APA and the Plan that they were sophisticated investors and had access to the same information that would be contained in the registration statement.  The above-descried options were exempt from registration pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act of 1933.

In a private placement which was negotiated in December and closed on December 31, 2010, John Liviakis, the Company’s Investor Relations Representative purchase 434,782 shares of Common Stock at $1.15 per share, for an aggregate of $499,999.30  In a separate transaction, the Company extended its Investor Relations agreement with Liviakis Financial Communications (“LFC”) through November 12, 2012.  LFC was issued warrants to purchase 500,000 shares of Common Stock at $1.74 per share through November 10, 2013.

All of the shares and warrants described above were exempt from registration pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) as not involving any public offering.  The stockholder represented and warranted in his stock purchase agreement that he was a sophisticated investor and had access to the same information that would be contained in a registration statement.  No commissions were paid and no underwriter or placement agent was involved in these transactions.

The Board of Directors of the Company authorized the grant to each shareholder of record as of December 31, 2010, for no additional consideration, one Class A Common Stock Purchase warrant for each two (2) shares of Common Stock then owned by such stockholder.  The issuance of the Class A Warrants was exempt from registration as such transaction was not deemed to be a “sale” within the definition of such term as defined in Section 3(a)(3) of the Securities Act.

On February 21, 2011, upon his election to the Board of Directors, Laird Q. Cagan was granted 100,000 restricted shares of Common Stock.  He also entered into a consulting agreement pursuant to which he was granted warrants to purchase 500,000 shares of Common Stock exercisable at $1.24 per share.

On March 1, 2011, the Board of Director amended the employment agreements of Johnny R. Thomas and John C. Francis, CEO and Vice President, respectively, to grant ten (10) year warrants to each person to purchase 1,000,000 shares at $0.01 per share, as amended.

On March 8, 2011, the Company issued 50,000 shares of Common Stock to Joe Abrams and 100,000 shares to Brittany Jorgenson pursuant to Consulting Services Agreements.

On March 22, 2011, the Company issued 61,538 shares of Common Stock to Dan and Lori Lohrmeyer upon exercise of stock options.  On April 20, 2011, the Company issued 11,275 shares of Common Stock to Kevin Kraus upon exercise of stock options.

On May 16, 2011, the Company issued warrants to purchase 100,000 and 60,000 shares of Common Stock at $1.15 per share to James and Kaye Loughrey, respectively, consultants to the Company.  These warrants were forfeited on July 31, 2012 in connection with a settlement agreement with the Company.

On May 22, 2011, the Company issued 100,000 shares of Common Stock to Red Chip Companies pursuant to a Joint Marketing Agreement dated May 25, 2011.

On June 2, 2011, the Company issued 150,000 shares of Common Stock to SwitchGenie LLC pursuant to the License Agreement dated May 16, 2011 by and between SwitchGenie LLC and the Company.  Of these shares, 75,000 were forfeited on July 31, 2012 in connection with a settlement agreement with the Company.

On July 13, 2011, the Company issued 100,000 shares of Common Stock to Ladenberg Thalmann pursuant to Investment Banking Agreement dated July 13, 2011.

On September 7, 2011, the Company issued: (i) an aggregate of 4,500,000 shares of Common Stock to D. Jason Davis and Joseph Patalano, and (ii) 66,667 shares of Common Stock to key employees of Xnergy, Inc. pursuant to the terms and conditions of the Agreement and Plan of Merger dated September 7, 2011.  In addition, an aggregate of 66,667 restricted shares were granted to non-officer employees of Xnergy, Inc.

The shares were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering. No commissions were paid and no underwriter or placement agent was involved in these transactions.

On December 5, 2011, the Company issued an aggregate of 89,368 shares of Common Stock to consultants for services rendered which were valued at $1.26 per share.

On December 14, 2011, the Company issued 125,000 shares of Common Stock to a consultant for services rendered which were valued at $1.57 per share.

On April 24, 2012, the Company issued:  (i) 509,553 shares of Common Stock to a former owner of Xnergy, Inc. and/or his designees in consideration of a debt to conversion exchange agreement and (ii) 29,678 shares of Common Stock to an independent contractor for accounting services rendered.

On May 7, 2012, the Company granted warrants to two independent consultants to purchase (i) 400,000 shares of Common Stock at $1.34 per share; and (ii) 300,000 shares of Common Stock at $1.32 per share.

In May 2012, the Company issued an aggregate of 176,303 shares of Common Stock to five different persons for consulting services.

On July 30, 2012, the Company authorized the issuance of 15,457 shares of Common Stock to a former officer of the Company as per a termination letter dated March 17, 2012.

May 14, 2012, the Company completed the first tranche of a Bridge Financing of up to $1,000,000.  In connection with a loan of $100,000 the Company granted warrants to purchase up to 25,000 shares of Common Stock at $0.10 per share.  On August 6, 2012, the Company granted warrants to purchase up to 50,000 shares of Common Stock, at $.10 per share to the same lender in connection with a short term loan of $200,000.

On July 30, 2012 the Company issued 212,800 shares upon the conversion of 19,000 shares of Series A preferred stock and the related accrued dividends and authorized an aggregate of 38,209 restricted shares to its former Chief Financial Officer. On August 2, 2012 the Company issued 15,457 shares for services valued at $19,354. On August 9, 2012, the Company issued 366,529 shares to purchase certain solar projects in the state of Hawaii valued at $486,651. The Company also issued 29,412 shares for services valued at $30,000. On August 15, 2012, the Company received and cancelled 56,903 shares of its common stock upon the cashless exercise of warrants whereby it simultaneously issued 70,000 shares of its common stock. On August 16, 2012 the Company issued 13,627 shares for services valued at $19,623. On September 24, 2012 the Company issued 112,000 shares upon the conversion of 10,000 shares of preferred stock and the related accrued dividends.  On October 8, 2012, the Company issued 35,112 shares in exchange for conversion of $50,000 of indebtedness and 3,000 shares for services rendered to Castrovilla Inc.  On November 5, 2010, the Company issued 115,952 shares to a consultant and 20,000 shares to a second consultant.

On July 10, 2012, the Company granted Warrants to a law firm for services rendered to purchase 100,000 shares of Common Stock at $1.00 per share.

The shares were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering.  No commissions were paid and no underwriter or placement agent was involved in this transactions.

Between September 29, 2011 and April 11, 2012, the Company issued 297,850 shares of Series A Convertible Preferred Stock at $1.00 of Common Stock with a face value of $10,000 per share and 1,489,250 Common Stock Purchase Warrants to 17 different accredited investors.  An aggregate of 95,500 placement agent warrants were issued exercisable at $1.75 per share for five years from each date of issuance.  The shares were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4 (a)(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering and/or pursuant to Rule 506 of Regulation D promulgated under the Securities Act.  Commissions in the aggregate amount of $95,500 equal to 10% of the gross proceeds were paid to Legend Merchant Group and Colorado Financial Service Corp. for the issuance of $955,000 of Series A Preferred Stock.

Between April 16 and October 5, 2012, the Company issued an aggregate of 283,052 shares of Series B Convertible Preferred Stock at $1.00 per share of Common stock with a face value of $10.00 per share and 1,415,260 Common Stock Purchase Warrants to nineteen (19) different accredited investors.  Included in the computation for the purchase price for these shares was $700,000 principal amount and $13,020 of accrued interest on 12% demand promissory notes.  The shares were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4 (a)(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering and/or pursuant to Regulation D promulgated under the Securities Act.  Commissions in the aggregate amount of $120,850 equal to 10% of the gross proceeds were paid to Legend Merchant Group for the issuance of $1,208,500 of Series B Preferred Stock.  An aggregate of 120,850 placement agent warrants were issued exercisable at $1.75 per share for five years from their respective dates of issuance.

ITEM 16.  Exhibits and Financial Statement Schedules.

(a) Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 30, 2009, by and among Genesis Fluid Solutions Holdings, Inc., Genesis Fluid Solutions, Ltd. and Genesis Fluid Solutions Acquisition Corp.(1).
2.2	Certificate of Merger, dated October 30, 2009 merging Genesis Fluid Solutions Acquisition Corp. with and into Genesis Fluid Solutions, Ltd.(1).
2.3	Plan of Merger for Genesis Solutions Holdings, Inc. into Blue Earth, Inc. (6).
2.4	Asset Purchase Agreement effective January 1, 2011, by and among Castrovilla Energy Inc., Blue Earth Inc. and Humitech of Northern California, LLC (8).
2.5	Agreement and Plan of Merger by and among Castrovilla Energy, Inc., Blue Earth, Inc. and the Stockholders of Castrovilla Inc. (7).
3.1	Articles of Incorporation (5).
3.2	Bylaws(5).
3.3	Certificate of Designations and Preferences for Series A Convertible Preferred Stock.(9).
3.4	Certificate of Designation and Preferences for Series B Convertible Preferred Stock (15)
4.1	Specimen Stock Certificate (11).
4.2	Form of Performance Warrant (14)
*5.1	Opinion of Davidoff Malito & Hutcher LLP
10.1	Form of Subscription Agreement(1).
10.2	Form of Investor Warrant(1).
10.3	Form of Registration Rights Agreement(1).
10.4	Form of Lockup Agreement(1).
10.5	Placement Agent Agreement, dated July 15, 2009, between Genesis Fluid Solutions, Ltd. and WFG(1).
10.6	Placement Agent Agreement, dated June 28, 2009, between Genesis Fluid Solutions, Ltd. and Chadbourn Securities(1).
10.7	Form of Placement Agent Warrant(1).
10.8	Form of Directors and Officers Indemnification Agreement (1)
10.9	Blue Earth, Inc. 2009 Equity Incentive Plan (8).
10.10	Form of 2009 Incentive Stock Option Agreement(1).
10.11	Form of 2009 Non-Qualified Stock Option Agreement(1).
10.12

Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations,  dates as of October 30, 2009, by and between Genesis Fluid Solutions Holdings, Inc. and  Cherry Tankers Holdings, Inc.(1).

10.13	Stock Purchase Agreement, dated as of October 30, 2009, by and between Genesis Fluid Solutions Holdings, Inc. and the shareholders listed therein(1).
10.14	Consulting Agreement, dated May 11, 2009, between Genesis Fluid Solutions and Liviakis Financial Communications, Inc.(1).
10.15	Amendment to Consulting Agreement, dated October 20, 2009, between Genesis Fluid Solutions and Liviakis Financial Communications, Inc.(1).
10.16	Assignment of Patents Agreement, dated as of August 16, 2009, between Michael Hodges, Larry Campbell and Genesis Fluid Solutions, Ltd.(1).
10.17	Assignment of Patents Agreement, dated as of September 30, 2009, between Michael Hodges, Larry Campbell and Genesis Fluid Solutions, Ltd.(1).
10.18	Form of Voting Agreement between Michael Hodges and the stockholders signatory thereto(1).
10.19	Escrow Agreement, dated October 30, 2009, among Genesis Fluid Solutions Holdings, Inc., Michael Hodges and Sichenzia Ross Friedman Ference LLP, as escrow agent (12).
10.20	Consulting Agreement dated December 14, 2009 by and between Genesis Fluid Solutions Holdings, Inc. and Sharp Resources, Inc.(2).
10.21	Consulting Agreement dated December 15, 2009 by and between Genesis Fluid Solutions Holdings, Inc. and SFL3 LLC.(3).

10.22	Director and Officer Indemnification Agreement dated December 15, 2009 by and between Genesis Fluid Solutions Holdings, Inc. and Selby F. Little, III(3).
10.23	Engagement Letter between Genesis Fluid Solutions and GarWood Securities LLC dated November 10, 2009.(5).
10.24	Amendment to Engagement Letter between Genesis Fluid Solutions and GarWood Securities LLC dated March 23, 2010.(4).
10.25

Form of Stock Purchase Agreement, effective as of August 8, 2010 by and between Genesis Fluid Solutions Holdings, Inc., Genesis Fluid Solutions, Ltd. and each of the Buyers on the signature page thereto.(6).

10.26	Employment Agreement, effective as of September 1, 2010 by and between Genesis Fluid Solutions Holdings, Inc. and Dr. Thomas(6).
10.27	Employment Agreement, effective as of September 1, 2010 by and between Genesis Fluid Solutions Holdings, Inc. and Mr. Francis(6).
10.28	Form of Class A Funding Warrant dated December 31, 2010.(11)
10.29	Form of Class B Funding Warrant.(11).
10.30	Form of Class C Funding Warrant.(11).
10.31	Form of Management Warrant issued to Johnny R. Thomas and John C. Francis’ designees.(11).
10.32	Amendment to Consulting Agreement dated as of December 21, 2010 by and between Blue Earth, Inc. and Liviakis Financial Communications, Inc. (11).
10.33	Warrant issued to Liviakis Financial Communications, Inc. as of December 21, 2010(11).
10.34	Warrant issued to Laird Cagan dated February 24, 2011. (11).
10.35	Consulting Agreement dated February 24, 2011 by and between Cagan MacAfee Capital Partners, LLC and Blue Earth, Inc. (11).
10.36	Employment Agreement, dated as of January 1, 2011 by and between Castrovilla Inc. and John Pink. (7).
10.37	Lock-Up Agreement, dated as of December 30, 2010, by and among John Pink, Adam Sweeney and Humitech of Northern California, LLC, Castrovilla Inc. and Blue Earth, Inc.(7).
10.38	Guaranty Agreement, dated as December 29, 2010, by and among John Pink, Adam Sweeney, Castrovilla Energy and Blue Earth, Inc.(2).
10.39

Termination and Release Agreement dated as of October 1, 2010 by and among Genesis Fluid Solutions Holdings, Inc., Genesis Fluid Solutions, Ltd., Michael Hodges and Sichenzia Ross Friedman Ference LLP. (11).

10.40	Form of Subscription Agreement issued in 2011 Preferred Stock Offering (9).
10.41	Form of Class A Warrant issued in 2011 Preferred Stock Offering (9).
10.42	Finance Agreement, dated as of December 19, 2011, by and between Blue Earth, Inc. and US Energy Affiliates, Inc.(10).
10.43	Capital Stock Purchase and Lease Agreement.(13)
10.44	Promissory Note, issued by the Company to Jeff Gosselin, in the principal amount of $1,357,358.41.(13)
10.45	Mutual Hold Harmless and Indemnification Agreement.(13)
10.46	Warrant Agreement dated May 16, 2011 issued to Kaye Loughrey.(13)
10.47	Warrant Agreement dated May 16, 2011 issued to James Loughrey.(13)
10.48	Purchase and Sale Agreement dated as of July 26, 2012, by and between White Horse Energy, LLC, as Seller and Blue Earth, Inc. as Buyer. (16)
10.49

Settlement Agreement and Release of Claims effective on July 30, 2012, by and between SwitchGenie, LLC (d/b/a Logica Lighting Controls, LLC), Blue Earth, Inc., Blue Earth Energy Management, Inc., James F. Loughrey and Kaye Loughrey. (16)

10.50	Non-Exclusive License and Supply Agreement made July 30, 2012 by and among Logica Lighting Controls, LLC (formerly SwitchGenie LLC), James F. Loughrey, and Blue Earth, Inc. (16)
10.51	Secured Promissory Note dated October 30, 2012 to Laird Q. Cagan.(17)
10.52	Independent Consulting Agreement dated November 6, 2012 by and between Blue Earth, Inc. and Laird Cagan.(18)
16.1	Letter from Davis Accounting Group P.C. (12)
16.2	Letter from Salberg & Company P.A. dated October 28, 2010 (5)
21	List of Subsidiaries
*23.1	Consent of Lake & Associates, CPA’s, LLC
101INS 101.SCH 101.CAL 101.DEF 101.LAB 101.PRE

XBRL Instance Document

XBRL Taxonomy Extension Schema Document

XBRL Taxonomy Extension Calculation Linkbase Document

XBRL Taxonomy Extension Definition Linkbase Document

XBRL Taxonomy Extension Label Linkbase Document

XBRL Taxonomy Extension Presentation Linkbase Document

* Filed with this Report

(1)

Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on November 5, 2009, as amended on November 16, 2009 and December 14, 2009.

(2)

Incorporated herein by reference to the copy of such document included as Exhibit 10.1 to our Current Report on Form 8-K filed on December 21, 2009.

(3)

Incorporated herein by reference to the copy of such documents included as Exhibit 10.1 and Exhibit 10.2 to our Current Report on Form 8-K filed on December 24, 2009.

(4)

Incorporated herein by reference to the copy of such document included as an exhibit to our Annual Report on Form 10-K filed on April 15, 2010

(5)

Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on October 29, 2010

(6)

Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on August 31, 2010

(7)

Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on January 24, 2011

(8)

Incorporated herein by reference to the copy of such document included as an exhibit to our Annual Report on Form 10-K filed on March 31, 2011

(9)

Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K/A filed on September 29, 2011

(10) Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on December 23, 2011

(11) Incorporated by reference to the copy of such document included as an exhibit to our Current Report on Form 10-K for March 31, 2010 filed on  March 31, 2011

(12) Incorporated herein by reference to the copy of such document included as Exhibit 16.1 to our Current Report on Form 8-K filed on January 28, 2010.

(13) Incorporated herein by reference to the copy of such document included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2011 filed on April 16, 2012.

(14) Incorporated by reference herein to the copy of such document filed as an exhibit to or Registration Statement on Form S-8 filed on April 27, 2012.

(15) Incorporated by reference to the copy of such document included as Exhibit 3.1 to our Current Report on Form 8-K filed on April 10, 2012.

(16) Incorporated by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on August 1, 2012.

 (17) Incorporated by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on November 2, 2012.

 (18) Incorporated by reference to the copy of such document included as an exhibit to our Quarterly Report on Form 10-Q filed on November 13, 2012.

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial    bona fide    offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or' on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) (i)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada on the 30th day of November, 2012.

BLUE EARTH, INC.

By:	/s/ Johnny R. Thomas
Name:	Johnny R. Thomas
Title:	Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laird Q. Cagan
Laird Q. Cagan	Chairman of the Board and a Director	November 30, 2012

/s/ Johnny R. Thomas
Johnny R. Thomas	Chief Executive Officer and a Director	November 30, 2012

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
5.1	Opinion of Davidoff Hutcher & Citron LLP
23.1	Consent of Lake & Associates, C.P.A.’s
23.3	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (include in the Signature Page to this Registration Statement)